Corporate Headquarters
96 South George Street
York, Pennsylvania 17401 U.S.A.

www.glatfelter.com

NEWS RELEASE

For Immediate Release	Contacts:

	Investors:	Media:
	John P. Jacunski	William T. Yanavitch
	(717) 225-2794	(717) 225-2747

GLATFELTER ANNOUNCES EXECUTIVE SUCCESSION PLAN

•	Current Chairman and CEO George H. Glatfelter II to retire as CEO effective December 31, 2010 and will remain on the Board as Non-Executive Chairman for a brief transitional period

•	Dante C. Parrini, currently Executive Vice President and Chief Operating Officer, to succeed Mr. Glatfelter as President and CEO and will join the Board of Directors

•	Conference call regarding this announcement to be held at 11:00 a.m. today

YORK, Pennsylvania – (June 3, 2010) –Glatfelter (NYSE: GLT), a global manufacturer of specialty papers and fiber-based engineered products, today announced an executive succession plan under which Chairman and Chief Executive Officer George H. Glatfelter II will retire as CEO on December 31, 2010, and Dante C. Parrini, the company’s Executive Vice President and Chief Operating Officer, will be promoted to President and Chief Executive Officer concurrent with Mr. Glatfelter’s retirement. Mr. Parrini also will join the company’s Board of Directors effective immediately.

Mr. Glatfelter (58), who has been Chairman since 2000 and CEO since 1998, will remain on the company’s Board of Directors as its Non-Executive Chairman for a brief transitional period, after which time a new Chairman will be elected. Mr. Parrini (45) has been with the company for 12 years.

“Over the last 12 years, we have made significant progress in repositioning our company to benefit our shareholders by creating a dynamic market-facing business model based on nimbleness, innovation, global reach and solid execution,” Mr. Glatfelter said. “We’ve also built a talented senior executive team that has generated an impressive track record of results. My personal interest has always been to retire at an age when I retain the ability to pursue other challenges and opportunities that life has to offer. I believe the time is now right – when the company is strong – for a seamless, orderly and progressive leadership transition within the company. Dante Parrini is a proven leader with the vision, energy and drive needed to capitalize on the growth opportunities before us. I have absolute confidence in his abilities. He is the right person to lead this company forward.”

“I am honored that George and the Board of Directors are entrusting me with the responsibility to lead Glatfelter into this next chapter of its storied corporate history,” Mr. Parrini said. “Over the years, George has set a high standard for all of us in terms of his knowledge of the company, its culture and the industry, as well as his appreciation and respect for customers and Glatfelter PEOPLE around the world. As I look to the future, I am committed to accelerating our progress in our specialization, globalization and continuous improvement initiatives. I believe that all three of our business units have the ability to continue to gain market share and increase their specialization focus. As Glatfelter continues to expand in scale and develop new lines of business, it will be important for us to leverage organic growth as a key driver of future earnings while maintaining a strong balance sheet in order to provide financial flexibility.”

Glatfelter’s Board of Directors has been actively involved in the succession planning process since first advised by Mr. Glatfelter of his retirement interest. The Board’s succession planning capabilities were augmented by external consultants engaged by the Board’s Nominating and Corporate Governance Committee to facilitate the process and ensure best practices in the succession planning process. After a thorough and deliberate process, the Board unanimously elected Mr. Parrini as the successor to Mr. Glatfelter.

Mr. Lee Stewart, Chairman of the Nominating and Corporate Governance Committee, commented, “Mr. Glatfelter and Mr. Parrini have been key architects of the company’s growth strategy, including overseeing four acquisitions in the United States, Canada and Europe that nearly tripled the company’s revenues since 2005 while diversifying its business portfolio and expanding its global footprint. In addition to growth through acquisitions, the company’s other ongoing priorities include driving organic growth through product innovation and customer collaboration, realizing the company’s international growth potential, and continuing to translate top-line growth into bottom-line results. The Board deeply appreciates the contributions of Mr. Glatfelter over the years and is confident in Mr. Parrini’s ability to lead the business forward to achieve new levels of shareholder value.”

After his appointment to CEO in 1998, Mr. Glatfelter was instrumental in codifying the company’s Core Values. These values, coupled with the Vision of the company to “become the global supplier of choice in specialty papers and engineered products,” helped guide Glatfelter through a comprehensive transformation of its business during a difficult period in the history of the paper industry to become a world leader in the production of technically sophisticated specialized papers. Earlier this year, in another signature event during Mr. Glatfelter’s tenure, the company completed its largest acquisition, the purchase of Concert Industries Corporation, the leading global producer of advanced airlaid materials for the growing global feminine hygiene and adult incontinence markets.

Mr. Glatfelter represents the fifth generation of the Glatfelter family to lead the company, which was founded by his great-great-grandfather, Philip H. Glatfelter, in 1864. Prior to serving as Chairman and CEO of Glatfelter, Mr. Glatfelter was the company’s President and, before that, Senior Vice President. During his 34 years with the company, Mr. Glatfelter has held positions in human resources, maintenance and engineering, operations, planning, and sales and marketing. Mr. Glatfelter has more than 15 years of experience as a director of public companies, including serving as a director of Met-Pro Corp. since 2004. He is also a trustee of York College of Pennsylvania, the American Forest and Paper Association, The National Council for Air and Stream Improvement, and The Alliance for the Chesapeake Bay.

Mr. Parrini started his career with Glatfelter in 1997 and has been Glatfelter’s Executive Vice President and Chief Operating Officer since 2005. With full global P&L responsibility in his EVP and COO capacity, Mr. Parrini has been charged with leading worldwide operations, international and domestic sales, marketing, new product development, global supply chain, information technology and corporate program management. A native of Erie, Pennsylvania, Mr. Parrini holds a bachelor’s degree in marketing from Gannon University, an executive MBA from the University of New Hampshire, and is a graduate of Harvard Business School’s Advanced Management Program. In October 2009, he received Gannon University’s Distinguished Alumnus Award for the School of Business & Engineering.

Conference Call

The company will hold a conference call at 11:00 a.m. (Eastern) today to discuss this announcement. Information related to the conference call is as follows:

What:	Glatfelter’s Executive Succession Plan Conference Call
When:	Thursday, June 3, 2010, 11:00 a.m. Eastern Time
Number:	US dial 888.335.5539
International dial 973.582.2857
Conference ID:	79666927
Webcast:	http://www.glatfelter.com/about_us/investor_relations/default.aspx
Rebroadcast Dates:	June 3, 2010 12:00 through June 10, 2010 23:59
Rebroadcast Number:	Within US dial 800.642.1687
International dial 706.645.9291
Conference ID:	79666927

Interested persons who wish to hear the live webcast should go to the website prior to the starting time to register, download and install any necessary audio software.

Caution Concerning Forward-Looking Statements

Any statements included in this press release which pertain to future financial and business matters, are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: changes in industry, business, market, political and economic conditions in the U.S. and other countries in which Glatfelter does business, demand for or pricing of its products, changes in tax legislation, governmental laws, regulations and policies, initiatives of regulatory authorities, acquisition integration risks, technological changes and innovations, market growth rates, cost reduction initiatives, finalization of the allocation of the Concert purchase price, and other factors. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

About Glatfelter

Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and fiber-based engineered products, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA and Chillicothe and Fremont, OH. International operations include facilities in Canada, Germany, France, the United Kingdom and the Philippines, a representative office in China and a sales and distribution office in Russia. Glatfelter’s sales approximate $1.4 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information may be found at http://www.glatfelter.com/.